EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      As independent certified public accountants of Bravo! Foods International Corp., we hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated April 2, 2004 on the financial statements of Bravo! Foods International Corp. included in Form 10-KSB for the year ended December 31, 2003 and to the reference to our firm under the caption "Experts".


                                                /s/LAZAR LEVINE & FELIX LLP
                                                   LAZAR LEVINE & FELIX LLP


New York, New York
July 28, 2004